UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2008 (April 10, 2008)
Lifevantage Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6400 South Fiddler’s Green Circle, Suite 1970, Greenwood Village, CO 80111
(Address of principal executive offices)           (Zip Code)
Registrant’s telephone number, including area code: (720) 488-1711
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On April 10, 2008, Lifevantage Corporation issued a press release entitled, “Lifevantage Announces Sales Increase; Adds Media Powerhouse to National Television Advertising Campaign”. The press release is attached as Exhibit 99.1 hereto, which is furnished under Item 7.01 of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
     David Brown, President and Chief Executive Officer of Lifevantage Corporation, will present a business presentation during a 2005 Warrant Holder Conference Call on April 11, 2008. The business presentation is attached as Exhibit 99.2 hereto, which is furnished under Item 7.01 of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing.
Item 9.01 Exhibits
     99.1 Press release, dated April 10, 2008, entitled, “Lifevantage Announces Sales Increase; Adds Media Powerhouse to National Television Advertising Campaign”.
     99.2 Business Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: April 11, 2008

LIFEVANTAGE CORPORATION
By:	/s/ Bradford K. Amman
Bradford K. Amman
Secretary/Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated April 10, 2008, entitled, “Lifevantage Announces Sales Increase; Adds Media Powerhouse to National Television Advertising Campaign”.

99.2	Business Presentation